SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 10, 2017 (January 9, 2017)

VARIAN MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA		94304-1030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 493-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In connection with the Distribution (as defined below), each of Ruediger Naumann-Etienne and Erich R. Reinhardt submitted their resignations as directors of Varian Medical System Inc. (“Varian”), in each case effective as of, and contingent upon, the completion of the Distribution, in connection with their expected appointment to the board of directors of Varex Imaging Corporation.

Composition of the Varian Board

Following the Distribution, the board of directors of Varian is expected to consist of Susan L. Bostrom, Judy Bruner, Regina E. Dugan, R. Andrew Eckert, Timothy E. Guertin, David J. Illingworth, Mark R. Laret and Dow R. Wilson.

In addition, following the Distribution, the composition of the Audit Committee, Compensation and Management and Development Committee, Ethics and Compliance Committee, Nominating and Corporate Governance Committee and Executive Committee are expected to be as follows:

Audit Committee

Judy Bruner (Chair)

R. Andrew Eckert

David J. Illingworth

Compensation and Management Development Committee

Susan L. Bostrom (Chair)

R. Andrew Eckert

Mark R. Laret

Ethics and Compliance Committee

David J. Illingworth (Chair)

Regina E. Dugan

Timothy E. Guertin

Nominating and Corporate Governance Committee

Mark R. Laret (Chair)

Susan L. Bostrom

Regina E. Dugan

Timothy E. Guertin

Executive Committee

R. Andrew Eckert (Chair)

Mark R. Laret

Resignation and Appointment of Officers

Each of Sunny S. Sanyal, Varian’s Senior Vice President and President, Imaging Components Business, and Clarence R. Verhoef, Varian’s Senior Vice President, Finance and Corporate Controller, will resign from their role as an executive officer and the Principal Accounting Officer of Varian, respectively, effective as of, and contingent upon, the completion of the Distribution.

Item 8.01. Other Events.

On January 9, 2017, the board of directors of Varian approved the separation of Varian’s imaging components business through the distribution of 100% of the outstanding common stock, par value $0.01 per share, of Varex Imaging Corporation, a wholly owned subsidiary of Varian (“Varex”) to Varian’s stockholders (the “Distribution”), subject to the satisfaction or waiver of certain conditions which are described in Varex’s Form 10 Registration Statement.

On January 10, 2017, Varian announced that its board of directors has set a record date of the close of business on January 20, 2017 (the “Record Date”) for the Distribution. Subject to the satisfaction or waiver of the conditions to the Distribution, Varian will distribute 0.4 of a share of Varex common stock for every share of Varian common stock held by Varian stockholders of record as of the Record Date. The Distribution is expected to occur at 12:01 a.m. Pacific time on January 28, 2017, and is subject to the satisfaction or waiver of certain conditions. A press release announcing the Record Date and other information relating to the Distribution is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

9.01. Financial Statements and Exhibits.

Number	Exhibit

99.1	Press Release dated January 10, 2017 entitled “Varian Medical Systems Announces Distribution Ratio and Record Date for Separation of Imaging Components Business”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: January 10, 2017

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated January 10, 2017 entitled “Varian Medical Systems Announces Distribution Ratio and Record Date for Separation of Imaging Components Business”